EXHIBIT 21


                                                          STATE OR
                                                            OTHER
  SUBSIDIARIES                    NAMES UNDER            JURISDICTION
     OF THE                   WHICH SUBSIDIARIES              OF
   REGISTRANT                     DO BUSINESS            INCORPORATION

A & W Interlining             American Interlining          Maryland
Services Corp.                      Company
                              Western Coat Pad
                                    Company

African Camellia                     Same                   Liberia
Shipping Ltd.

African Coffee                       Same                   Zaire
Company, S.P.R.L.

African Commodities                  Same                   Zaire
Company, PLC

African Dahlia Shipping Ltd.         Same                   Liberia

African Evergreen                    Same                   Liberia
Shipping Ltd.

African Fern Shipping Ltd.           Same                   Liberia

African Gardenia                     Same                   Liberia
Shipping Ltd.

African Hyacinth                     Same                   Liberia
Shipping Ltd.

Agencia Maritima del                 Same                   Costa
Istmo, S.A.                                                 Rica

Agencias Generales                   Same                   Venezuela
Conaven, C.A.

Agro Internacional de                Same                   Honduras
Honduras,
S.A. de C.V.

Almacenadora Conaven,                Same                   Venezuela
S.A.

Atlantic Salmon (Maine), Inc.        Same                   Maine

Buttercup Shipping                   Same                   Liberia
Limited

Cape Fear Railways,                  Same                   North
Inc.                                                        Carolina

Chestnut Hill Farms,                 Same                   Florida
Inc.

Colina de Almendros              Chestnut Hill de           Guatemala
de Guatemala,                    Guatemala, S.A.
S.A.

Chestnut Hill Farms                  Same                   Honduras
Honduras,
S.A. de C.V.

Chestnut Hill Farms                  Same                   Venezuela
de Venezuela,
S.A.

Consorcio Naviero de               Conaven                  Venezuela
Occidente, C.A.

Cultivos Marinos,                   CUMAR                   Honduras
S.A. de C.V.

Delta Packaging                      Same                   Nigeria
Company Ltd.

Desarrollo Industrial               DIBSA                   Ecuador
Bioacuatico, S.A.

Empacadora Litoral,                  Same                   Honduras
S.A. de C.V.

H & O Shipping                       Same                   Liberia
Limited

H.F.P. Engineering                   Same                   Nigeria
(Nigeria) Limited

Harinas de Puerto                    Same                   Delaware
Rico, Inc.

Holsum Bakers of                     Same                   Delaware
Puerto Rico, Inc.

Interamericana de                    Same                   Ecuador
Tejidos, C.A.

Jordan Hatchery, Inc.                Same                   Alabama


Life Flour Mill Ltd.                 Same                   Nigeria

Minoterie De Matadi,                 Same                   Zaire
S.A.R.L.

Molinos Champion,                    Same                   Ecuador
S.A.


Molinos del Ecuador,                 Same                   Ecuador
C.A.

National Milling                     Same                   Guyana
Company of
Guyana, Ltd.

Port of Miami Cold                   Same                   Florida
Storage, Inc.

Representaciones                     Same                   Guatemala
Maritimas y Aereas,
S.A.

SASCO Engineering                    Same                   U.S. Virgin
Co./                                                        Islands
Seaboard Sales
Corporation

Sandy Isle Food                      Same                   St.
Imports, N.V.                                               Maarten,
                                                            Netherlands,
                                                            Antilles


Sea Cargo, S.A.                      Same                   Panama

Seaboard Atlantic                    Same                   Panama
Trading, Inc.

Seaboard Bakeries,                   Same                   Delaware
Inc.

Seaboard Export                      Same                   Delaware
Corporation

Seaboard Express Ltd.                Same                   Bermuda

Seaboard de Columbia,                Same                   Columbia
S.A.


Seaboard de Honduras,                Same                   Honduras
S.A. de C.V.

Seaboard de Peru                     Same                   Peru


Seaboard Farms of                    Same                   Georgia
Athens, Inc.

Seaboard Farms of                    Same                   Tennessee
Chattanooga, Inc.

Seaboard Farms of                    Same                   Georgia
Elberton, Inc.

Seaboard Farms of                    Same                   Kentucky
Kentucky, Inc.

Seaboard Farms of                    Same                   Minnesota
Minnesota, Inc.

Seaboard Farms, Inc.                 Same                   Oklahoma

Seaboard Holdings                    Same                   British
Ltd.                                                        Virgin
                                                            Islands

Seaboard Intrepid,                   Same                   Bermuda
Ltd.

Seaboard Marine Ltd.                 Same                   Liberia

Seaboard (Nigeria)                   Same                   Nigeria
Limited

Seaboard Overseas                    Same                   Bahamas
Limited

S.B.D., Inc.                         Same                   Delaware

Seaboard Ship                        Same                   Florida
Management Inc.


Seaboard Trading de                  Same                   Mexico
Mexico, S.A. de C.V.

Seaboard West Africa                 Same                   Sierra
Limited                                                     Leone


Seadom, S.A.                         Same                   Dominican
                                                            Republic

Secuador Limited                     Same                   Bermuda

Shilton Limited                      Same                   Grand
                                                            Cayman
                                                            Island

Top Feeds Limited                    Same                   Nigeria

Transcontinental                     Same                   Bermuda
Capital Corp.
(Bermuda) Ltd.

Zenith Investments,                  Same                   Nigeria
Ltd.